As filed with the Securities and Exchange Commission on November , 2006
Registration No. 333-131966

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

Intermagnetics General Corporation	Delaware	14-1537454
Invivo Corporation	Delaware	77-0115161
(Exact Name of Registrant	(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
as Specified in its Charter)	of Incorporation or Organization)

450 Old Niskayuna Road
Latham, New York 12110
(518) 782-1122

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

     Michael K. Burke
Intermagnetics General Corporation
450 Old Niskayuna Road
Latham, New York 12110
(518) 782-1122

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
________________

Copies to:

Katherine M. Sheehan	Stephen P. Farrell
General Counsel	Morgan, Lewis & Bockius LLP
Intermagnetics General Corporation	101 Park Avenue
450 Old Niskayuna Road	New York, New York 10178
Latham, New York 12110	(212) 309-6050
(518) 782-1122	(212) 309-6001 fax
(518) 783-2602 fax

Approximate date of commencement of proposed sale to the public: Not applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,

please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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TERMINATION OF REGISTRATION

     This Post-Effective Amendment No. 1 relates to the automatic shelf registration statement on Form S-3 (Registration No. 333-131966) (the “Registration Statement”), filed with the Securities and Exchange Commission on February 21, 2006, pursuant to which (a) Intermagnetics General Corporation (“Intermagnetics”) registered the offering of an indeterminate amount of its (A) debt securities, (B) warrants, (C) preferred stock, (D) depositary shares, (E) purchase contracts, (F) units, and (G) common stock, par value $0.10 per share, and (b) Invivo Corporation (“Invivo” and together with Intermagnetics, the “Registrants”) registered the offering of an indeterminate amount of its guarantees of the debt securities of Intermagnetics. As of November 9, 2006, no securities have been issued by either of the Registrants under the Registration Statement.

     On November 9, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 14, 2006, by and among Intermagnetics, Philips Holding USA Inc. (“Philips”), and Jumbo Acquisition Corp., Intermagnetics became a wholly-owned subsidiary of Philips. As provided in the Merger Agreement, each share of common stock, par value $0.10 per share, of Intermagnetics was converted into the right to receive $27.50 per share in cash, without interest.

     The undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to the Registration Statement that remain unissued.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Intermagnetics General Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York on November 9, 2006.

INTERMAGNETICS GENERAL CORPORATION

By: /s/ Glenn H. Epstein
Glenn H. Epstein
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

	Chairman and Chief Executive Officer	November 9, 2006
/s/ Glenn H. Epstein	(principal executive officer)
Glenn H. Epstein

	Executive Vice President and	November 9, 2006
/s/ Michael K. Burke	Chief Financial Officer (principal
Michael K. Burke	financial and accounting officer)

	Director	November 9, 2006
*
John M. Albertine

	Director	November 9, 2006
*
Larry G. Garberding

	Director	November 9, 2006
*
A. Jay Graf

	Director	November 9, 2006
*
Michael E. Hoffman

	Director	November 9, 2006
*
Thomas L. Kempner

	Director	November 9, 2006
*
Sheldon Weinig

*By /s/ Glenn H. Epstein		November 9, 2006
Glenn H. Epstein
Attorney-in-Fact

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York on November 9, 2006.

INVIVO CORPORATION

By: /s/ Glenn H. Epstein

Glenn H. Epstein
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

	Chief Executive Officer and Director	November 9, 2006
/s/ Glenn H. Epstein
Glenn H. Epstein

	Treasurer and Director	November 9, 2006
/s/ Michael K. Burke
Michael K. Burke

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